Exhibit 10.1

SIXTH AMENDMENT TO CREDIT AGREEMENT

This Sixth Amendment to Credit Agreement (this “Amendment”) is made as of May 26, 2021, by and among Accolade, Inc. (“Borrower”), MD Insider, Inc., Accolade 2ndMD LLC, 1st.MD, LLC, the financial institutions signatory hereto (the “Lenders”) and Comerica Bank, as agent for the Lenders (in such capacity, “Agent”).

RECITALS

A.      Borrower, Agent and Lenders entered into that certain Credit Agreement, dated as of July 19, 2019 (as amended or otherwise modified from time to time, the “Credit Agreement”).

B.       Borrower has requested that Agent and the Lenders consent to the acquisition (the “PlushCare Acquisition”) by Borrower of 100% of the Equity Interests of PlushCare, Inc., a Delaware corporation (“PlushCare”) pursuant to that certain Agreement and Plan of Merger, dated as of April 23, 2021 (the “PlushCare Acquisition Agreement”) by and among the Borrower, Panda Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Borrower, and Fortis Advisors LLC, a Delaware limited liability company.

C.       Agent and the Lenders have agreed to consent to the PlushCare Acquisition and make certain amendments to the Credit Agreement, all as set forth in this Amendment and subject to the terms hereof.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Borrower, Agent and the Lenders agree as follows:

1.	The definition of “Reportable Compliance Event” in Section 1.1 of the Credit Agreement is deleted.

2.	The following new definitions are added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Erroneous Payments” is defined in Section 10.5 hereof.

“PlushCare” shall mean PlushCare, Inc., a Delaware corporation.

“PlushCare Acquisition” shall mean the acquisition by Borrower of 100% of the Equity Interests of PlushCare pursuant to that certain Agreement and Plan of Merger, dated as of April 23, 2021, by and among the Borrower, Panda Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Borrower (“Merger Sub”), and Fortis Advisors LLC, a Delaware limited liability company, whereby Merger Sub will merge with and into PlushCare, Merger Sub shall cease to exist, and PlushCare shall continue as the surviving company and a wholly owned subsidiary of Borrower.

“PlushCare Acquisition Agreement” shall mean that certain Agreement and Plan of Merger, dated as of April 23, 2021, by and among the Borrower, Merger Sub, Inc. and Fortis Advisors LLC, a Delaware limited liability company.

3.	The definition of “Eligible Monthly Recurring Revenue” in Section 1.1 of the Credit Agreement is amended by (ii) deleting the word “and” at the end of clause (l) thereof, (ii) replacing the “.” at the end of clause (m) thereof with “; and”, and (iii) adding the following new clause (n) thereto:

“(n) Recurring Revenue from Eligible Recurring Revenue Contracts to which PlushCare is a party until both (i) the requirements set forth in Section 7.13 have been satisfied with respect to PlushCare and (ii) the earlier to occur of (x) receipt by Agent of all required reporting set forth in Section 7.1 and 7.2 with respect to the fiscal quarter ending November 30, 2021 and (y) completion by Agent of a collateral audit of the Accounts and Inventory of the Credit Parties (including PlushCare) completed by an appraiser selected by the Agent and consented to by the Borrower (such consent not to be unreasonably withheld), with all reasonable costs and expenses of such audits to be reimbursed by the Credit Parties.”

4.	The definition of “Permitted Acquisition” in Section 1.1 of the Credit Agreement is amended by amending and restating the first paragraph thereof as follows:

“Permitted Acquisition” shall mean (x) the MDInsider Acquisition, provided that the aggregate cash consideration payable upon the consummation of the MDInsider Acquisition shall not exceed $1,000,000, (y) the Innovation Specialists Acquisition, (z) the PlushCare Acquisition pursuant to the PlushCare Acquisition Agreement, and (aa) any acquisition by Borrower or any Guarantor of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or any Equity Interests of another Person, (i) which is consented to in writing by the Agent and the Majority Lenders, (ii) which is funded with Concurrent Equity Proceeds or Borrower’s or any Guarantor’s Equity Interests, and (iii) which satisfies and/or is conducted in accordance with the following requirements:”

5.	Section 7.1(b) of the Credit Agreement is amended and restated as follows:

“(b)     as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of the Credit Parties (provided, however, that for the last quarter of each Fiscal Year, which, for such quarter, shall be a Borrower-prepared draft subject to standard audit adjustments and shall be delivered within seventy-five (75) days after each Fiscal Year-end), the Borrower prepared unaudited Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related unaudited statements of income, stockholders equity and cash flows of the Borrower and its Consolidated Subsidiaries (it being understood that Borrower shall provide reasonably sufficient detail with respect to all cash held in its deposit and securities accounts) for the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, and certified by a Responsible Officer of the Borrower as being fairly stated in all material respects; and”

6.	Section 7.1(c) of the Credit Agreement is amended and restated as follows:

“[Reserved]”

7.	Section 7.2(a) of the Credit Agreement is amended and restated as follows:

“(a)     Within forty-five (45) days after and as of the most recent quarter end for the first three (3) fiscal quarters of each Fiscal Year, and seventy-five (75) days after the last quarter of each Fiscal Year-end, commencing with the quarter ending May 31, 2021, a Covenant Compliance Report duly executed by a Responsible Officer of the Borrower;”

8.	Section 7.2(b) of the Credit Agreement is amended and restated as follows:

“(b)     Within forty-five (45) days after and as of the most recent quarter end for the first three (3) fiscal quarters of each Fiscal Year, and seventy-five (75) days after the last quarter of each Fiscal Year-end, commencing with the quarter ending May 31, 2021, or more frequently as reasonably requested by the Agent or the Majority Lenders, (i) a Borrowing Base Certificate executed by a Responsible Officer of the Borrower, together with aged listings by invoice date of accounts receivable and accounts payable, and (ii) a Recurring Revenue report (by customer), in form and substance satisfactory to Agent and the Majority Lenders;”

9.	Section 7.2(f) of the Credit Agreement is amended and restated as follows:

“(f)     Within forty-five (45) days after and as of the most recent quarter end for the first three (3) fiscal quarters of each Fiscal Year, and seventy-five (75) days after the last quarter of each Fiscal Year-end, or more frequently as requested by the Agent or the Majority Lenders the quarterly aging of the accounts receivable and accounts payable of the Credit Parties;”

10.	Section 7.2(g) of the Credit Agreement is amended and restated as follows:

“(g)     Within forty-five (45) days after and as of the end of each fiscal quarter for the first three (3) fiscal quarters of each Fiscal Year, and seventy-five (75) days after the last quarter of each Fiscal Year-end, a report signed by a Responsible Officer of Borrower, in form reasonably acceptable to Agent, listing any applications or registrations that Borrower has made or filed in respect of any patents, copyrights or trademarks and the status of any outstanding applications or registrations as well as any material change in Borrower’s intellectual property Collateral;”

11.	The following is added as new Section 10.5 to the Credit Agreement:

“10.5     Erroneous Payments.

(a)	If the Agent notifies any Lender that it has determined (which determination shall be conclusive and binding, absent manifest error) that the Agent or any of its Affiliates has erroneously, mistakenly or inadvertently transmitted any funds to any Lender (whether or not such transmittal was known by such Lender) (any such funds, whether received as a payment, prepayment, or repayment of principal, interest, fees, distributions, or otherwise, individually and collectively, an “Erroneous Payment”) and the Agent subsequently demands the return of such Erroneous Payment (or any portion thereof), then such Lender shall promptly, but in no event later than two (2) Business Days after such demand, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such demand was made by the Agent, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such amount was received by such Lender to the date such amount is repaid to the Agent in same day funds at the Federal Funds Effective Rate.

(b)	The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Indebtedness owed by any Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower or any other Credit Party.

(c)	To the extent permitted by applicable law, each Lender agrees not to assert any right or claim to any Erroneous Payment (or any portion thereof) and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment (or any portion thereof) (including, without limitation, any defense based on “discharge for value” or any similar doctrine).

(d)	This Section 10.5 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Indebtedness (or any portion thereof) under any Loan Document

(e)	For purposes of this Section 10.5, the term “Lender” includes each Issuing Lender.”

12.	The last paragraph under the definition of “Benchmark Transition Event” in Section 11.11 of the Credit Agreement is amended and restated as follows:

“For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). Further, the parties hereto acknowledge that, by virtue of the announcements on March 5, 2021 by the ICE Benchmark Administration and the U.K. Financial Conduct Authority, a Benchmark Transition Event has occurred with respect to the LIBOR Rate Benchmark for purposes of this definition and that no additional notice of such event shall be required hereunder.”

13.	This Amendment shall become effective (according to the terms hereof) on the date (the “Sixth Amendment Effective Date”) that the following conditions have been fully satisfied by Borrower:

(a)	Agent shall have received via facsimile or PDF (followed by the reasonably prompt delivery of original signatures after the Sixth Amendment Effective Date) counterpart originals of this Amendment, in each case duly executed and delivered by Agent, Borrower and the Lenders.

(b)	Agent shall have received payment of all fees and out of pocket expenses incurred in connection with this Amendment (including, without limitation, legal fees, and the fee set forth in Section 15 below).

14.	The Borrower shall comply with Section 7.13 of the Credit Agreement with respect to PlushCare within the time periods set forth therein.

15.	In consideration of this Amendment, Borrower shall pay to Agent, an amendment fee of $15,000, which fee shall be earned, due and payable on the Sixth Amendment Effective Date.

16.	The Borrower agrees as follows with respect to the period following the Sixth Amendment Effective Date:

(a)	As soon as available, and in any event, on or before sixty (60) days after the consummation of the PlushCare Acquisition (or such longer period as the Agent shall agree in its sole discretion), the Agent shall have received and satisfactorily reviewed a day 1 balance sheet of the Borrower and its Subsidiaries after giving effect to the PlushCare Acquisition, subject to final purchase accounting; and

(b)	As soon as available, and in any event, on or before forty-five (45) days after the consummation of the PlushCare Acquisition (or such longer period as the Agent shall agree in its sole discretion), the Borrower shall deliver, or cause to be delivered, collateral assignments of the Master Service Agreements by and between Borrower and PlushCare of California, Inc., PlushCare Physician Group of Wyoming, Inc., PlushCare Physicians Group PC, and PlushCare Physician’s Group, Ltd. (each, a “PC”), respectively, together with acknowledgments of each collateral assignments from each PC.

17.	Borrower hereby certifies to the Agent and the Lenders as of the Sixth Amendment Effective Date that (a) execution and delivery of this Amendment and the performance by each of the Credit Parties of its obligations under the Credit Agreement as amended hereby (herein, as so amended, the “Amended Credit Agreement”) are within such undersigned’s powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Amendment, of any governmental body, agency or authority, and the Amended Credit Agreement will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 6 of the Amended Credit Agreement are true and correct in all material respects on and as of the Sixth Amendment Effective Date (except to the extent such representations specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date), (c) there have been no changes to any Credit Party’s constitutional documents since August 21, 2020, and (d) on and as of the Sixth Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

18.	Except as specifically set forth above, this Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder or any of the other Loan Documents. Nor shall this Amendment constitute a waiver or release by the Agent or the Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents. Furthermore, this Amendment shall not affect in any manner whatsoever any rights or remedies of the Lenders with respect to any other non-compliance by Borrower with the Credit Agreement or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

19.	MD Insider, Inc., Accolade 2ndMD LLC, and 1st.MD, LLC, parties to that certain Guaranty, dated as of September 17, 2019 (the “Guaranty”) hereby ratify and confirm their obligations under the Amended Credit Agreement and the applicable Guaranty, and agrees that the Guaranty remains in full force and effect after giving effect to the effectiveness of this Amendment, subject to no setoff, defense or counterclaim. MD Insider, Inc., Accolade 2ndMD LLC, and 1st.MD, LLC confirm that this reaffirmation is not required by the terms of the Guaranty and need not be obtained in connection with any prior or future amendments or extensions of additional credit to Borrower.

20.	Borrower and each other Credit Party hereby acknowledges and agrees that this Amendment and the amendments contained herein do not constitute any course of dealing or other basis for altering any obligation of Borrower, any other Credit Party, or any other party or any right, privilege or remedy of the Lenders under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.

21.	Except as specifically defined to the contrary herein, capitalized terms used in this Amendment shall have the meanings set forth in the Credit Agreement.

22.	This Amendment is a Loan Document.

23.	This Amendment may be executed in counterparts in accordance with Section 13.9 of the Credit Agreement.

24.	AS FURTHER CONSIDERATION FOR THE AGREEMENTS AND UNDERSTANDINGS HEREIN, EACH OF THE CREDIT PARTIES HEREBY RELEASES AGENT, EACH LENDER, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS FROM ANY LIABILITY, CLAIM, RIGHT OR CAUSE OF ACTION WHICH NOW EXISTS, OR HEREAFTER ARISES, WHETHER KNOWN OR UNKNOWN, ARISING FROM OR IN ANY WAY RELATED TO FACTS IN EXISTENCE AS OF THE DATE HEREOF. BY WAY OF EXAMPLE AND NOT LIMITATION, THE FOREGOING INCLUDES ANY CLAIMS IN ANY WAY RELATED TO ACTIONS TAKEN OR OMITTED TO BE TAKEN BY AGENT OR ANY LENDER UNDER THE LOAN DOCUMENTS, THE BUSINESS RELATIONSHIP WITH AGENT AND/OR ANY LENDER AND ALL OTHER OBLIGATIONS OF ANY NATURE OR UNDERSTANDINGS (ACTUAL OR ALLEGED), ANY BANKING RELATIONSHIPS THAT ANY CREDIT PARTY HAS OR MAY HAVE HAD WITH AGENT OR ANY LENDER AT ANY TIME AND FOR ANY REASON.

It is understood by each of the Credit Parties and it is each Credit Party’s intention that the release set forth in the preceding paragraph (the “Release Paragraph”) shall be effective as a full and final accord and satisfactory release of each and every matter specifically referred to in the Release Paragraph. In furtherance of this intention, each Credit Party acknowledges that it is familiar with, and upon advice of counsel, does hereby waive, any and all rights they may have or acquired under California Civil Code Section 1542, which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

25.	This Amendment shall be construed in accordance with and governed by the laws of the State of California.

WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK,
as Administrative Agent and a Lender

By:	/s/ Wyatt Giddings
Wyatt Giddings
Its:	Vice President

[Signature Page to Sixth Amendment to Credit Agreement (17439937)]

WESTERN ALLIANCE BANK, as Lender

By:	/s/ Whitley Mayberry

Its:	Relationship Manager

[Signature Page to Third Sixth Amendment to Credit Agreement (17439937)]

ACCOLADE, INC.,

as Borrower

By:	/s/ Stephen H. Barnes

Its:	Chief Financial Officer

MD INSIDER, INC.,

as Guarantor

By:	/s/ Stephen H. Barnes

Its:	President

ACCOLADE 2NDMD LLC,

as Guarantor

By:	/s/ Stephen H. Barnes

Its:	Treasurer

1ST.MD, LLC,

as Guarantor

By:	/s/ Stephen H. Barnes

Its:	Treasurer

[Signature Page to Sixth Amendment to Credit Agreement (17439937)]